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                                  EXHIBIT 10.2

                              BRIDGE LOAN AGREEMENT


        THIS BRIDGE LOAN AGREEMENT, dated as of October 10, 2006, is entered into by and between AMEDIA NETWORKS, INC., a Delaware corporation with headquarters located at 2 Corbett Way, Eatontown, New Jersey 07724 (the "Company"), and each individual or entity named on an executed counterpart of the signature page hereto (each such signatory is referred to as a "Buyer") (each agreement with a Buyer being deemed a separate and independent agreement between the Company and such Buyer, except that each Buyer acknowledges and consents to the rights granted to each other Buyer [each, an "Other Buyer"] under such agreement and the Transaction Agreements, as defined below, referred to therein).


                              W I T N E S S E T H:

        WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, INTER ALIA, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

        WHEREAS, each Buyer wishes to lend funds in the amount of the Purchase Price (as defined below) to the Company, subject to and upon the terms and conditions of this Agreement and acceptance of this Agreement by the Company, the repayment of which will be represented by a Promissory Note of the Company (the "Note"), on the terms and conditions referred to herein; and

        WHEREAS, in connection with the loan to be made by the Buyer, the Company has agreed to issue the Note to the Buyer;

        NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.      AGREEMENT TO PURCHASE; PURCHASE PRICE.

        a.      PURCHASE.

        (i) Subject to the terms and conditions of this Agreement and the other Transaction Agreements (as defined below), the Buyer hereby agrees to loan to the Company the principal amount specified on the Buyer's signature page of this Agreement (the "Purchase Price"), out of the Aggregate Purchase Price (as defined below).

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        (ii) The actual total Purchase Price of all Buyers (including Other
Buyers), which shall not be less than the Minimum Aggregate Purchase Price and not more than the Maximum Aggregate Purchase Price (as those terms are defined below), is referred to as the "Aggregate Purchase Price."

        (iii) The obligation to repay the loan of the relevant Purchase Price from the Buyer shall be evidenced by the Company's issuance of one or more Notes to the Buyer in the aggregate principal amount of the Note Principal (as define below). Each Note shall be payable on the earlier of (x) the date (the "Stated Maturity Date") which is one hundred twenty (120) days after the Initial Closing Date (as defined below) or (y) the date on which the New Transaction Threshold (as defined in the Note) occurs. The "Note Principal" is the amount equal to (x) the Buyer's Purchase Price, multiplied by (y) the Applicable Percentage (as defined below). The "Applicable Percentage" is the percentage which is equal to
(x) one hundred percent (100%), plus (y) (1) the percent equal to twenty-four percent (24%), multiplied by (2) the fraction, of which the numerator is the number of days from the relevant Buyer's Closing Date (as defined below) until the Stated Maturity Date and the denominator is 360. Each Note shall be shall be in the form of ANNEX I annexed hereto.

        (iv) The loan to be made by the Buyer and the issuance of the Note to the Buyer and the other transactions contemplated hereby are sometimes referred to herein and in the other Transaction Agreements as the purchase and sale of the Note, and are referred to collectively as the "Transactions."

         b. CERTAIN DEFINITIONS. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

        "Additional Closing Date" means, if there is more than one Closing Date, the relevant Closing Date after the Initial Closing Date.

        "Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

        "Aggregate Note Principal" means, as of any relevant date, the aggregate Note Principal of all Notes issued to the Buyer and all Other Buyers.

        "Business Day" means a weekday (Monday through Friday, inclusive) on which commercial banks in New York City are open for business.

        "Buyer Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Buyer pursuant to Rule 405 under the 1933 Act or Section 20 of the Securities and Exchange Act of 1934, as amended.

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        "Buyer's Closing Date" means, for each Buyer, the Closing Date for the
Note purchased by and sold to such Buyer.

        "Certificates" means the ink-signed Note, duly executed by the Company and issued on the Buyer's Closing Date in the name of the Buyer.

        "Closing Date" means the date of the closing of the Transactions, as provided herein, and includes the Initial Closing Date and, if any, each Additional Closing Date; provided, however, that, no Closing Date shall be later than the Latest Closing Date.

        "Disclosure Letter" means a letter and any modifications thereof, the latest of which is dated at least one Trading Day prior to the relevant Closing Date, from the Company to the Buyer; provided, however, that the Disclosure Letter shall be arranged in sections corresponding to the identified Sections of this Agreement, but the disclosure in any such section of the Disclosure Letter shall qualify other provisions in this Agreement to the extent that it would be readily apparent to an informed reader from a reading of such section of the Disclosure Letter that it is also relevant to other provisions of this Agreement.

        "Document Escrow Agent" means Krieger & Prager LLP, the escrow agent identified in the Joint Document Escrow Instructions attached hereto as ANNEX II (the "Joint Escrow Instructions").

        "Escrow Funds" means the Purchase Price delivered to the Funds Escrow Agent as contemplated by Section 1(c) hereof.

        "Escrow Property" means the Escrow Funds and the Certificates delivered to the Funds Escrow Agent and the Document Escrow Agent, respectively, as contemplated by Section 1(c) hereof.

        "Funds Escrow Agent" means American Stock Transfer & Trust Company, the escrow agent identified in the Wire Instructions.

        "Holder" means a holder of a Note.

        "Initial Closing Date" means the Closing Date or, if there is more than one Closing Date for the transactions contemplated by this Agreement, the Closing Date for the first of such closings (which shall be for at least the Minimum Aggregate Purchase Price).

        "Last Audited Date" means December 31, 2005.

        "Latest Closing Date" means October 31, 2006, except that with the written agreement of the Company and the Placement Agent such date can be extended for up to two successive calendar months.

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        "Majority in Interest of the Holders" means, as of the relevant date, one or more Holders whose respective outstanding principal amounts of the Notes held by each of them aggregate at least sixty-six and 67/100 percent (66.67%) of the Aggregate Note Principal.

        "Material Adverse Effect" means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (x) adversely affect the legality, validity or enforceability of the Notes or any of the Transaction Agreements, (y) have or result in a material adverse effect on the results of operations, assets, or financial condition of the Company and its subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its material obligations under any of the Transaction Agreements or the transactions contemplated thereby.

        "Maximum Aggregate Purchase Price" means Two Million Dollars ($2,000,000.00).

        "Minimum Aggregate Purchase Price" means Five Hundred Thousand Dollars ($500,000.00).

        "Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

        "Placement Agent" means Pond Equities, a registered broker-dealer.

        "State of Incorporation" means Delaware.

        "Transaction Agreements" means this Bridge Loan Agreement, the Note, and the Joint Escrow Instructions, and includes all ancillary documents referred to in those agreements.

        "Wire Instructions" means the Purchase Price Wire Instructions as provided in ANNEX V annexed hereto.

        c.      FORM OF PAYMENT; DELIVERY OF CERTIFICATES.

        (i) The Buyer shall pay the relevant Purchase Price by delivering, by wire transfer of funds as provided in the Wire Instructions, immediately available good funds in United States Dollars to the Funds Escrow Agent no later than the date prior to the relevant Closing Date, to be held in escrow pending the closing of the transactions contemplated hereby.

        (ii) Within two (2) Trading Days after the Company is notified that the Funds Escrow Agent has on deposit cleared funds from or on behalf of one or more Buyers and aggregate amount equal to the Purchase Price, the Company shall deliver the relevant Certificates, each duly executed on behalf of the Company and issued in the name of the Buyer, to the Document Escrow Agent. Such Certificates shall be held in escrow by the Document Escrow Agent as provided in the Joint Escrow Instructions.

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        (iii) By signing this Agreement, each of the Buyer and the Company, subject to acceptance by the Document Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

        2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

        The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

        a. Without limiting Buyer's right to sell the Note pursuant to an effective registration statement or otherwise in compliance with the 1933 Act, the Buyer is purchasing the Note for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

        b. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and to evaluate the merits and risks of an investment in the Company, and (iv) able to afford the entire loss of its investment in the Note.

        c. All subsequent offers and sales of the Note by the Buyer shall be made pursuant to registration of the Note under the 1933 Act or pursuant to an exemption from registration.

        d. The Buyer understands that the Notes are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Note.

        e. The Buyer and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Note which have been requested by the Buyer, including those set forth on in any annex attached hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's filings on EDGAR listed on ANNEX IV hereto (the documents listed on such Annex

IV, to the extent available on EDGAR or otherwise provided to the Buyer as indicated on said Annex IV, collectively, the "Company's SEC Documents").

        f. The Buyer understands that its investment in the Note involves a high degree of risk.

        g. The Buyer hereby represents that, in connection with its purchase of the Note, it has not relied on any statement or representation by the Company or the Placement Agent or any of their respective controlling Persons, officers, directors, partners, agents and employees or any of their respective attorneys, except as specifically set forth herein. Each of the Placement Agent and its controlling Persons, officers, directors, partners, agents and employees and each of their respective attorneys is a third party beneficiary of this provision.

        h. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Note.

        i. This Agreement and the other Transaction Agreements to which the Buyer is a party, and the transactions contemplated thereby, have been duly and validly authorized, executed and delivered on behalf of the Buyer and are valid and binding agreements of the Buyer enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

        3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Buyer as of the date hereof and as of the relevant Closing Date that, except as otherwise provided in the Disclosure Letter or in the Company's SEC
Documents:

        a. RIGHTS OF OTHERS AFFECTING THE TRANSACTIONS. There are no preemptive rights of any shareholder of the Company, as such, to acquire the Note. No party has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Agreements.

        b. STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect.

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        c. TRANSACTION AGREEMENTS. This Agreement and each of the other
Transaction Agreements, and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Note and each of the other Transaction Agreements, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

        d. NON-CONTRAVENTION. The execution and delivery of this Agreement and each of the other Transaction Agreements by the Company, the issuance of the Note, and the consummation by the Company of the other transactions contemplated by this Agreement, the Note and the other Transaction Agreements do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect.

        e. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company is required to be obtained by the Company for the issuance and sale of the Note to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

        f. FILINGS. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading.

        g. ABSENCE OF CERTAIN CHANGES. Since the Last Audited Date, there has been no material adverse change and no Material Adverse Effect, except as disclosed in the Company's SEC Documents. Since the Last Audited Date, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital

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stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts owed to the Company by any third party or claims of the Company against any third party, except in the ordinary course of business consistent with past practices; (v) waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past 1 practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

        h. FULL DISCLOSURE. To the best of the Company's knowledge, there is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Buyer that would reasonably be expected to have or result in a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the articles or certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the holders of the Notes or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

        i. NO INTEGRATED OFFERING. Neither the Company nor any of its Affiliates nor any Person acting on its or their behalf has, directly or indirectly, at any time since March 1, 2006, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Note as contemplated hereby.

        j. FEES TO BROKERS, FINDERS AND OTHERS. The Company has taken no action which would give rise to any claim by any Person for brokerage commission, finder's fees or similar payments by Buyer relating to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, the Company acknowledges that it has agreed to pay the Placement Agent's Compensation (as defined below) to the Placement Agent in connection with the transactions contemplated hereby. Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of the Buyer, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred. The term "Placement Agent's Compensation" means, in connection with the consummation of the

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transactions contemplated by this Agreement, the consideration contemplated by the Joint Escrow Instructions.

        k. CONFIRMATION. The Company agrees that, if any events occur or circumstances exist prior to the or the release of the Purchase Price to the Company which would make any of the Company's representations, warranties, agreements or other information set forth herein materially untrue or materially inaccurate as of such date, the Company shall immediately notify the Buyer (directly or through its counsel, if any) and the Document Escrow Agent in writing prior to such date of such fact, specifying which representation, warranty or covenant is affected and the reasons therefor.

        4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

        a. TRANSFER RESTRICTIONS. The Buyer acknowledges that the Notes have not been and are not being registered under the provisions of the 1933 Act and may not be transferred unless (A) subsequently registered the 1933 Act or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Note to be sold or transferred may be sold or transferred pursuant to an exemption from such registration.

        b. RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that, until such time as the Note has been registered under the 1933 Act and sold in accordance with an effective registration statement, the certificates and other instruments representing the Note shall bear a restrictive legend in substantially the following form:

        THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

        c. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Note to the Buyer under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

        d. USE OF PROCEEDS. The Company will use the proceeds received hereunder (excluding amounts paid by the Company for legal and escrow fees and the Placement Agent's Compensation, as contemplated by the Joint Escrow Instructions) for general corporate purposes.

        e. PUBLICITY, FILINGS, RELEASES, ETC. Each of the parties agrees that it will not disseminate any information relating to the Transaction Agreements or the transactions

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contemplated thereby, including issuing any press releases, holding any press conferences or other forums, or filing any reports (collectively, "Publicity"), without giving the other party reasonable advance notice and an opportunity to comment on the contents thereof. Neither party will include in any such Publicity any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included. In furtherance of the foregoing, the Company will provide to a representative of the Buyer and the Other Buyers drafts of the applicable text of the first filing of a Current Report on Form 8-K or a Quarterly or Annual Report on Form 10-Q or 10-K intended to be made with the SEC which refers to the Transaction Agreements or the transactions contemplated thereby as soon as practicable (but at least two (2) Business Days before such filing will be made) will not include in such filing any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included. Notwithstanding the foregoing, each of the parties hereby consents to the inclusion of the text of the Transaction Agreements in filings made with the SEC as well as any descriptive text accompanying or part of such filing which is accurate and reasonably determined by the Company's counsel to be legally required. Notwithstanding, but subject to, the foregoing provisions of this
Section 4(i), the Company will, after the Initial Closing Date, promptly issue a press release and file a Current Report on Form 8-K or, if appropriate, a quarterly or annual report on the appropriate form, referring to the transactions contemplated by the Transaction Agreements.

        f. COMPUTATION OF DATES IN TRANSACTION AGREEMENTS. The Company and the Buyer agree that, anything herein or in any other Transaction Agreement to the contrary notwithstanding, all references in this Agreement or in any other Transaction Agreement to a date determined (howsoever denominated) in relation to the "Closing Date," shall be deemed to refer to the date so determined in relation to the Initial Closing Date, even if the Buyer's Closing Date was subsequent to the Initial Closing Date. In furtherance of the foregoing, and not in limitation thereof, each Note shall have the Stated Maturity Date determined based on the Initial Closing Date.

        5. CLOSING DATE.

        a. The Initial Closing Date shall occur on the date which is the first Trading Day after each of the conditions contemplated by Sections 6 and 7 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run; provided, however, that on the Initial Closing Date, the aggregate subscriptions shall be for at least the Minimum Aggregate Purchase Price. If additional subscriptions and the related Purchase Price are received after the Initial Closing Date, one or more additional Additional Closing Dates may be held; provided that (i) for all Closing Dates, the aggregate Purchase Price of all Buyers for all such Closing Dates shall not exceed the Maximum Aggregate Purchase Price, and (ii) no Closing Date shall be later than the Latest Closing Date.

        b. The closing of the Transactions shall occur on each relevant Closing Date at the offices of the Document Escrow Agent and shall take place no later than 3:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

        c.     (i)     If the Initial Closing Date does not occur by the close
of business on October 31, 2006, then at any time after that date and prior to the date on which the Initial Closing Date occurs, the Buyer may, by written notice (a "Cancellation Notice") to the Company, with copies to the Placement Agent and the Document Escrow Agent, request the return to the Buyer of the Purchase Price. Upon the Company's receipt of such Cancellation Notice, if the Initial Closing Date has not occurred prior to 5 PM (Eastern Time) of the Trading Day following such receipt by the 1 Company, the Buyer shall have no further obligations under this Agreement, including, without limitation, the obligation to pay any part of the Purchase Price, and the Company shall direct the Funds Escrow Agent to return the Buyer's Purchase Price to the Buyer and the Document Escrow Agent shall return the Certificates, if any, issued to the Buyer being held by the Document Escrow Agent to the Company.

                (ii) If the Company receives a Cancellation Notice from a Buyer, but the Initial Closing Date occurs prior to 5 PM (Eastern Time) of Trading Day following the Company's receipt of such Cancellation Notice, the Cancellation Notice shall be deemed null and void ab initio.

                (iii) If, as a result of effective Cancellation Notices received from one or more Buyers (whether such Buyers constitute all Buyers or less than all Buyers), the Aggregate Purchase Price of all remaining Buyers is less than the Minimum Aggregate Purchase Price, then the Initial Closing Date shall not occur until the subscription of the Buyer and any Other Buyers who have not issued Cancellation Notices are for at least the Minimum Aggregate Purchase Price. If, as of the Latest Closing Date, the Initial Closing Date has not occurred, this Agreement shall be deemed canceled with respect to all Buyers as if each of them had timely given a Cancellation Notice.

        d. Notwithstanding anything to the contrary contained herein, on the relevant Closing Date upon satisfaction of the conditions set forth in Sections 6 and 7 hereof and as provided in the Joint Escrow Instructions, the Document Escrow Agent will be authorized to (i) authorize the Funds Escrow Agent to release the relevant Escrow Funds to the Company and to others, as provided in the Joint Escrow Instructions, and (ii) as provided herein, release to the Buyer the relevant Certificates issued to the Buyer.

        6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

        The Buyer understands that the Company's obligation to sell the Note to the Buyer pursuant to this Agreement on the relevant Closing Date is conditioned upon:

        a. The execution and delivery of this Agreement by the Buyer;

        b. Delivery by the Buyer to the Funds Escrow Agent of good funds as payment in full of an amount equal to the relevant Purchase Price in accordance with this Agreement;

        c. The accuracy on such Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

        d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

        7. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

        The Company understands that the Buyer's obligation to purchase the Note on the relevant Closing Date is conditioned upon:

        a. The execution and delivery of this Agreement and the other Transaction Agreements by the Company;

        b. Delivery by the Company to the Document Escrow Agent of the relevant Certificates in accordance with this Agreement;

        c. The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date; and with respect to each Additional Closing Date, (x) there shall have been no Material Adverse Effect from the Initial Closing Date through and including the Additional Closing Date and (y) an executive officer of the Company shall issue an Officer's Certificate substantially in the form of ANNEX VI hereto with respect thereto; provided, however, that such Officer's Certificate may update certain factual information regarding the Company which has changed in the interim);

        d. The delivery to the Document Escrow Agent of an opinion of counsel for the Company, dated such Closing Date, addressed to the Buyer and the Other Buyers and to the Placement Agent, in form, scope and substance reasonably satisfactory to the Buyer and the Placement Agent, substantially to the effect set forth in ANNEX III attached hereto; except that with respect to each Additional Closing Date, this condition shall be satisfied by the delivery to the Document Escrow Agent of either such an opinion or a statement from counsel to the Company that such Buyer may rely on an opinion previously issued to Other Buyers in connection with a previous Closing Date; and

        e. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained..

        8. INDEMNIFICATION AND REIMBURSEMENT.

        a. (i) The Company agrees to indemnify and hold harmless the Buyer and its officers, directors, employees, and agents, and each Buyer Control Person from and against any losses, claims, damages, liabilities or expenses incurred (collectively, "Damages"), joint or several, and any action in respect thereof to which the Buyer, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Buyer Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily 1 from Buyer's failure to perform any covenant or agreement contained in this Agreement or the Buyer's or its officer's, director's, employee's, agent's or Buyer Control Person's gross negligence, recklessness or bad faith in performing its obligations under this Agreement.

                (ii) The Company hereby agrees that, if the Buyer, other than by reason of its gross negligence, illegal or willful misconduct (in each case, as determined by a non-appealable judgment to such effect), (x) becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or if the Buyer is impleaded in any such action, proceeding or investigation by any Person, or (y) becomes involved in any capacity in any action, proceeding or investigation brought by the SEC, any self-regulatory organization or other body having jurisdiction, against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or (z) is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company shall indemnify, defend and hold harmless the Buyer from and against and in respect of all losses, claims, liabilities, damages or expenses resulting from, imposed upon or incurred by the Buyer, directly or indirectly, and reimburse such Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The indemnification and reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Buyer who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and Buyer Control Persons (if any), as the case may be, of the Buyer and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyer, any such Affiliate and any such Person. The Company also agrees that neither the Buyer nor any such Affiliate, partner, director, agent, employee or Buyer Control Person shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or the other Transaction Agreements, except as may be expressly and specifically provided in or contemplated by this Agreement.

        b. All claims for indemnification by any Indemnified Party (as defined below) under this Section shall be asserted and resolved as follows:

                (i) In the event any claim or demand in respect of which any Person claiming indemnification under any provision of this Section (an "Indemnified Party") might seek indemnity under paragraph (a) of this Section is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an Affiliate thereof (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of this Section against any Person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under this Section and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim. The following provisions shall also apply.

        (x) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this paragraph (b) of this Section, then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to paragraph (a) of this Section). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this subparagraph (x), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this subparagraph (x), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under paragraph (a) of this Section with respect to such Third Party Claim.

        (y) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to paragraph (b) of this Section, or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this subparagraph (y), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in subparagraph(z) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this subparagraph (y) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The

        Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this subparagraph (y), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

        (z) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under paragraph
        (a) of this Section or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

                (ii) In the event any Indemnified Party should have a claim under paragraph (a) of this Section against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under paragraph (a) of this Section specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that it the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

        c. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to.

        9. JURY TRIAL WAIVER. The Company and the Buyer hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out or in connection with the Transaction Agreements.

        10. GOVERNING LAW: MISCELLANEOUS.

        a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of Wilmington or the state courts of the State of Delaware sitting in the City of Wilmington in connection with any dispute arising under this Agreement or any of the other Transaction Agreements and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

        b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

        c. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

        d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

        e. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

        g. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

        g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

        h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

        i. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

        j. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

        k. All dollar amounts referred to or contemplated by this Agreement or any other Transaction Agreement shall be deemed to refer to US Dollars, unless otherwise explicitly stated to the contrary.

        11. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

                (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

                (b) the fifth Business Day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

                (c) the third Business Day after mailing by domestic or international express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:                At the address set forth at the head of this Agreement.
                        Attn: President
                        Telephone No.: (732) 440-1992
                        Telecopier No.: (732) 389-7542

                        with a copy to:

                        Aboudi & Brounstein
                        Attn: David Aboudi, Esq.
                        Rechov Gavish 3, POB 2432
                        Kfar Saba Industrial Zone 44641 Israel
                        Telephone No.: (011-972-9) 764-4833
                        Telecopier No.: (011-972-9) 764-4834

BUYER: At the address set forth on the signature page of this Agreement.
                        with a copy to:

                                         Krieger & Prager LLP, Esqs.
                        39 Broadway
                        Suite 920
                        New York, NY 10006
                        Attn: Ronald J. Nussbaum, Esq.
                        Telephone No.: (212) 363-2900
                        Telecopier No.  (212) 363-2999

ESCROW AGENT:           Krieger & Prager LLP, Esqs.
                        39 Broadway
                        Suite 920
                        New York, NY 10006
                        Attn: Samuel Krieger, Esq.
                        Telephone No.: (212) 363-2900
                        Telecopier No.  (212) 363-2999

        12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the Purchase Price, and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.

                   [Balance of page intentionally left blank]

        IN WITNESS WHEREOF, with respect to the Purchase Price specified below, this Agreement has been duly executed by the Buyer and the Company as of the date set first above written.

PURCHASE PRICE:                             $
                                             ------------------
NOTE PRINCIPAL [TO BE DETERMINED ON THE BUYER'S CLOSING DATE]:
                                       $[PURCHASE PRICE X APPLICABLE PERCENTAGE]

           [IMPORTANT: AMOUNT TO BE WIRED BY BUYER IS PURCHASE PRICE]


                                    BUYER:
                                    ------


-----------------------------       ------------------------------------
Address                             Printed Name of Buyer
-----------------------------

                                    By:
                                       ---------------------------------
Telecopier No.                         (Signature of Authorized Person)
              ---------------
                                    ------------------------------------
-----------------------------       Printed Name and Title
Jurisdiction of Incorporation
or Organization

IF THE ABOVE NOTICE ADDRESS IS NOT THE RESIDENCE (FOR INDIVIDUAL BUYER) OR PRINCIPAL PLACE OF BUSINESS (FOR BUYER WHICH IS NOT AN INDIVIDUAL), such Residence or Principal Place of Business is:

-----------------------------

-----------------------------

-----------------------------

                                     COMPANY
                                     -------

AMEDIA NETWORKS, INC.

By:
-----------------------------
(Signature of Authorized Person)

-----------------------------
Printed Name and Title